EXHIBIT 4.2


                         [GRAPHIC OF STOCK CERTIFICATE]



                           AMERICAN BANK NOTE COMPANY
                               711 ARMSTRONG LANE
                           COLUMBIA, TENNESSEE 38401
                                 (931) 388-3003

                 SALES:      J. NAPOLITANO     212-269-0339 x14
                 / ETHER 13 / LIVE JOBS / A / AMERICAN 14108 FC


              PRODUCTION COORDINATOR: VERONICA GLIATTI 931-490-1706
                            PROOF OF DECEMBER 8, 2003
AMERICAN HOME MORTGAGE INVESTMENT CORP. (Fmly: American Home Mortgage Holdings)
                                  TSB 14108 FC

                               Operator:       Ron
                                       Rev. 1

      PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is in EPS format; SUITABLE FOR PRINTING; Prints in PMS 302. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

                                IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON OWNERSHIP AND TRANSFER. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN (I) SHARES OF COMMON STOCK OF THE CORPORATION IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION, (II) SHARES OF EQUITY STOCK OF THE CORPORATION IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF EQUITY STOCK OF THE CORPORATION, (III) SHARES OF THE CORPORATION'S EQUITY STOCK IF SUCH ACQUISITION WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER
SECTION 856(h) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"),
(IV) SHARES OF THE CORPORATION'S EQUITY STOCK IF SUCH ACQUISITION WOULD RESULT IN THE EQUITY STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION UNDER THE CODE), (V) SHARES OF THE CORPORATION'S EQUITY STOCK IF SUCH ACQUISITION WOULD CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE, OR (VI) SHARES OF THE CORPORATION'S COMMON STOCK OR EQUITY STOCK IN VIOLATION OF ANY OF THE FURTHER RESTRICTIONS SET FORTH IN THE CORPORATION'S CHARTER. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN SHARES OF THE CORPORATIONS' COMMON STOCK OR EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS, (A) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION AND (B) THE SHARES OF THE CORPORATION'S COMMON STOCK OR EQUITY STOCK IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION'S CHARTER HAVE THE MEANINGS PROVIDED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common                UNIF GIFT MIN ACT-.........................Custodian........................
      TEN ENT - as tenants by the entireties                                    (Cust)                          (Minor)
      JT TEN  - as joint tenants with right of                              under Uniform Gifts to Minors
                survivorship and not as tenants                             Act..........
                in common                                                       (State)

      Additional abbreviations may also be used though not in the above list.

      For value received, _______________________________ hereby sell, assign and transfer unto

      PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
      -------------------------------------


      -------------------------------------


      __________________________________________________________________________
      (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

      __________________________________________________________________________


      ____________________________________________________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

      __________________________________________________________________Attorney
      to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

      Dated ___________________________


                        ________________________________________________________
                NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
                        THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


      Signature(s) Guaranteed:

      _________________________________________________________________________
      THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
      PURSUANT TO S.E.C. RULE 17Ad-15.


KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


                           AMERICAN BANK NOTE COMPANY
                               711 ARMSTRONG LANE
                           COLUMBIA, TENNESSEE 38401
                                 (931) 388-3003

                 SALES:      J. NAPOLITANO     212-269-0339 x14
                 / ETHER 13 / LIVE JOBS / A / AMERICAN 14108 BK


              PRODUCTION COORDINATOR: VERONICA GLIATTI 931-490-1706
                            PROOF OF DECEMBER 9, 2003
AMERICAN HOME MORTGAGE INVESTMENT CORP. (Fmly: American Home Mortgage Holdings)
                                  TSB 14108 BK

                            Operator:           Ron
                                      Rev. 2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ______MAKE CHANGES AND SEND ANOTHER PROOF